Exhibit 4.01

MOBITV, INC.

SECOND AMENDED AND RESTATED INVESTOR RIGHTS

AGREEMENT

July 11, 2006

MOBITV, INC.

SECOND AMENDED AND RESTATED

INVESTOR RIGHTS AGREEMENT

THIS SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (the “Agreement”) is entered into as of the 11th day of July, 2006, by and among MOBITV, INC., a Delaware corporation (the “Company”), the investors listed on Schedule A hereto (the “Investors,” and each individually, an “Investor”) and the holders of Common Stock listed on Schedule B hereto, as such may from time to time be amended, each of whom shall be referred to hereinafter as a “Common Holder.”

RECITALS

A. On June 30, 2004, the Company and certain of the Investors (the “Prior Investors”) entered into an Amended and Restated Investor Rights Agreement, as amended by that certain Waiver and First Amendment to Amended and Restated Investor Rights Agreement dated June 16, 2005 (the “Prior Agreement”), pursuant to which the Company granted the Prior Investors certain rights.

B. The Company and certain of the Investors (the “Series C Investors”) have entered into a Series C Preferred Stock Purchase Agreement (the “Purchase Agreement”) of even date herewith pursuant to which the Company desires to sell to the Series C Investors and the Series C Investors desire to purchase from the Company shares of the Company’s Series C Preferred Stock. A condition to the Series C Investors’ obligations under the Purchase Agreement is that the Company and the Prior Investors enter into this Agreement in order to amend and restate the Prior Agreement to include the Series C Investors and to provide (i) the Investors with (A) certain rights to register shares of the Company’s Common Stock issuable upon conversion of the Shares (as defined below) held by the Investors, (B) certain rights to receive or inspect information pertaining to the Company, and (C) a right of first offer with respect to certain issuances by the Company of its securities; and (ii) the Common Holders with certain rights to register shares of the Company’s Common Stock held by the Common Holders.

C. The Company and the Prior Investors desire to amend and restate the Prior Agreement as described in recital B above.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement and in the Purchase Agreement, the parties mutually agree as follows:

SECTION 1. GENERAL

1.1 Amendment and Restatement of Prior Agreement. The Prior Agreement is hereby amended in its entirety and restated herein. Such amendment and restatement is effective upon the execution of this Agreement by (i) the Company and (ii) the holders of at least a majority of the Registrable Securities then outstanding (as defined under the Prior Agreement) as of the date of this Agreement. Upon such execution, all provisions of, rights granted and covenants made in the Prior Agreement are hereby waived, released and superseded in their entirety and shall have no further force or effect.

1.2 Definitions. As used in this Agreement the following terms shall have the following respective meanings:

An “Affiliate” of a specified person shall mean any person, whether present or future, that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with, the specified person; “Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

“Change of Control” means (a) a sale, lease or other disposition of all or substantially all of the assets of the Company; (b) any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, unless, immediately following such transaction, the stockholders of the Company immediately prior to such consolidation, merger or reorganization own at least 50% of the voting power or equity interest in the surviving entity of such transaction (or the direct or indirect parent entity thereof) (in approximately the same proportions, vis à vis each other, as immediately before such transaction), or any transaction or series of related transactions to which the Company is a party in which in more than 50% of the voting power or equity interest in the Company is transferred, excluding (A) any consolidation or merger effected exclusively to change the domicile of the Company and (B) any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or any successor or indebtedness of the Company is cancelled or converted or a combination thereof; or (c) any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

“Holder” means any person owning of record Registrable Securities that have not been sold to the public; or any assignee of record of such Registrable Securities in accordance with Section 2.10 hereof.

“Initial Offering” means the Company’s first firm commitment underwritten public offering of its Common Stock registered under the Securities Act.

“Qualified IPO” means the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Company in which the Company receives gross proceeds of not less than $40,000,000 and in which the price per share is at least $12.02 (as adjusted for any stock dividends, combinations, splits, reverse stock splits, recapitalizations and the like with respect to the Common Stock).

“Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

“Registrable Securities” means (a) Common Stock of the Company purchased by Jarl Mohn from each of Dr. Phillip Alvelda, Paul Michael Scanlan, Jeffrey Ryan Annison, Todd Allen Stiers and Jeremy Samuel DeBonet on or about June 16, 2004; (b) Common Stock of the Company issued or issuable upon conversion of the Shares; (c) the Common Stock held by the Common Holders as of the date hereof and set forth on Schedule B hereto; provided, however, that such shares of Common Stock shall not be deemed Registrable Securities for the purposes of Sections 2.2, 2.4 and 2.5, and (d) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144 or sold in a private transaction in which the transferor’s rights under Section 2 of this Agreement are not assigned.

“Registrable Securities then outstanding” shall be the number of shares determined by calculating the total number of shares of the Company’s Common Stock that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to then exercisable or convertible securities.

“Registration Expenses” means all expenses incurred by the Company in complying with Sections 2.2, 2.3 and 2.4 hereof, including, without limitation, all registration and filing fees, listing and National Association of Securities Dealers, Inc. fees, all word processing, duplicating and printing expenses, all messenger and delivery expenses, any transfer taxes, fees and disbursements of counsel for the Company, reasonable fees and disbursements of a single special counsel for the Holders not to exceed $15,000, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

“SEC” or “Commission” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Expenses” means all underwriting discounts and selling commissions applicable to the sale.

“Shares” means the Company’s Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock held by the Investors listed on Schedule A hereto and their permitted assigns.

SECTION 2. REGISTRATION; RESTRICTIONS ON TRANSFER

2.1 Restrictions on Transfer.

Each Holder agrees not to make any disposition of all or any portion of the Shares or Registrable Securities unless and until:

(a) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b) (A) Except in connection with transfer made pursuant to an effective registration statement or pursuant to Rule 144 at a time when the Company is subject to the reporting obligations of the Exchange Act, the transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 promulgated under the Securities Act except in unusual circumstances, such as where the holding period of a stock may have been tolled by a pledge of the stock (e.g., to secure a loan), or in the case of a merger in which the stock has been exchanged for securities.

Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder which is (A) a partnership to its Affiliates, partners or former partners proportionate to partnership interests, (B) a limited liability company to its Affiliates, members or former members proportionate to their interests in the limited liability company, or (C) to the Holder’s immediate family members or a trust for the benefit of an individual Holder; provided that in each case the transferee will be subject to the terms of this Agreement to the same extent as if it were an original Holder hereunder. For purposes of this Agreement, the transferees described in clauses (A), (B) and (C) shall be referred to as “Permitted Transferees.”

Notwithstanding any provisions of this Agreement and except with respect to transfers to Permitted Transferees, the Company’s Board of Directors shall have the right to prohibit any transfer of Shares or Registrable Securities to a third party in the event that, in the Board’s good faith reasonable judgment as set forth in a decision of the Board, the proposed transferee is an entity which (i) is engaged in activities competitive with the Company, including but not limited to the development, marketing or sale of any product or services competitive with the products or services of the Company or (ii) has a material conflict of interest with the Company. The provisions of this paragraph shall terminate upon the earlier of (i) such time as the Company is subject to the reporting obligations of the Exchange Act and (ii) immediately before consummation of a Change of Control.

Each certificate representing Shares or Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

The Company shall be obligated to reissue promptly unlegended certificates at the request of any holder thereof if the holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

2.2 Demand Registration. Subject to the conditions of this Section 2.2, if the Company shall receive a written request (the “Registration Notice”) from the Holders of more than 60% of the Registrable Securities then outstanding (the “Initiating Holders”) that the Company file a long-form registration statement under the Securities Act covering the registration of their Registrable Securities, then, so long as the anticipated gross proceeds of the offering shall be equal to at least $20,000,000, the Company shall, within 10 days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2.2, use its best efforts to effect, as soon as practicable, the, registration under the Securities Act of all Registrable Securities that the Initiating Holders request to be registered and of any Holders joining in such request (as is specified in a written request by each such Holder received by the Company within 20 days after delivery of the Registration Notice).

If the Initiating Holders intend to distribute the Registrable Securities covered by the Registration Notice by means of an underwritten offering, they shall so advise the Company as a part of such Registration Notice or any S-3 Request (as defined below) and the Company shall include such information in the written notice referred to in the preceding paragraph of this Section 2.2 or in the first paragraph of Section 2.4, as applicable. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by Initiating Holders holding a majority of the Registrable Securities proposed to be included in such registration (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 2.2 or 2.4, if the underwriter advises the

Company that marketing factors require a limitation on the number of securities to be underwritten, (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders). Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

The Company shall not be required to effect a registration pursuant to this Section 2.2:

(a) prior to the earlier of the (i) third anniversary of the date of this Agreement and (ii) 180 days following the consummation of the Initial Offering;

(b) after the Company has effected three registrations pursuant to this Section 2.2, and such registrations have been declared or ordered effective;

(c) during the period starting with the date of filing of, and ending on the date 180 days following the effective date of the registration statement pertaining to the Initial Offering; provided that the Company makes reasonable good faith efforts to cause such registration statement to become effective;

(d) if within 30 days of receipt of a Registration Notice pursuant to the first paragraph of Section 2.2, the Company gives notice to the Holders of the Company’s intention to make the Initial Offering within 90 days, provided the Company continues to use good faith efforts to effect such Initial Offering;

(e) if the Company shall furnish to all Holders requesting a registration statement pursuant to this Section 2.2, a certificate signed by the Chairman of the Board or the President stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than 90 days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company not more than once in any 12-month period; or

(f) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.4 below. Registrations effected pursuant to this Section 2.2 shall not be counted as demands for registration or registrations effected pursuant to Section 2.3 or 2.4, respectively.

2.3 Piggyback Registrations. The Company shall notify all Holders of Registrable Securities in writing at least 15 days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act) and will afford each such Holder an opportunity to include in such registration statement all or part of the Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within 20 days after the above-described-notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(a) Underwriting. If the registration statement under which the Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation on the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; and third, to any stockholder of the Company (other than a Holder) on a pro rata basis; provided, that, except in the Qualified IPO (provided that such registration does not include shares of any other selling stockholders), no such reduction shall reduce the securities being offered by the Holders to less than 25% of the amount being sold in the offering. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least 10 business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership, limited liability company or corporation, the partners, retired partners, members, former members and stockholders of such Holder, or the estates and family members of any such partners, retired partners, members and former members and any trusts for the benefit of any of the foregoing person shall be deemed to be a single “Holder”, and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

(b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.5 hereof.

Registrations effected pursuant to this Section 2.3 shall not be counted as demands for registration or registrations effected pursuant to Section 2.2 or 2.4, respectively.

2.4 Form S-3 Registration. In case the Company shall receive from a Holder or Holders a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement (an “S-3 Request”) and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company shall, within 10 days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2.4, use its best efforts to effect, as soon as practicable but in any event within 30 days after receipt of the S-3 Request, the registration under the Securities Act of all Registrable Securities that the Holder or Holders request to be registered and of any Holders joining in such request (as is specified in a written request by each such Holder received by the Company within 20 days after delivery of the S-3 Request).

The Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

(a) if Form S-3 (or any successor or similar short-form registration statement) is not available to the Company for such offering by the Holders;

(b) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $500,000;

(c) if within 30 days of receipt of a written request from a Holder or Holders pursuant to the first paragraph of Section 2.2, the Company gives notice to the Holders of the Company’s intention to make a public offering within 90 days to which Section 2.3 will apply, provided the Company continues to use good faith efforts to effect such public offering;

(d) if the Company shall furnish to the Holders a certificate signed by the President or Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 90 days after receipt of the request of the Holder or Holders under this Section 2.4; provided, that such right to delay a request shall be exercised by the Company not more than once in any 12-month period;

(e) if the Company has already effected two registrations on Form S-3 in such calendar year for the Holders pursuant to this Section 2.4; or

(f) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute for the first time a general consent to service of process in effecting such registration, qualification or compliance, except as otherwise required by the Securities Act.

Registrations effected pursuant to this Section 2.4 shall not be counted as demands for registration or registrations effected pursuant to Section 2.2 or 2.3, respectively.

2.5 Expenses of Registration. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.2 or any registration under Section 2.3 or 2.4 herein shall be borne by the Company. All Selling Expenses incurred in connection with the registration of Registrable Securities shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.2 or 2.4, the request of which has been subsequently withdrawn by the Initiating Holders with respect to Section 2.2 or by the Holder or Holders who made the S-3 Request with respect to Section 2.4 unless (a) the withdrawal is based upon, material adverse information concerning the Company of which the Holders who initiated the request were not aware at the time of such request or (b) the Holders of a majority of Registrable Securities then outstanding agree to forfeit their right to one requested registration pursuant to Section 2.2 or 2.4, as applicable, in which event such right shall be forfeited by all Holders. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then the Holders shall not forfeit their rights pursuant to Section 2.2 or 2.4 to a demand registration.

2.6 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities proposed to be included in such registration registered thereunder, keep such registration statement effective until the earlier of such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement or the expiration of 90 days after such registration statement becomes effective (such period of 90 days to be extended one day for each day or portion thereof during such period that such registration statement shall be subject to any stop order suspending the effectiveness of the registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction).

(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in paragraph (a) above.

(c) Furnish to the Holders participating in such registration, without charge to the Holders, such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as the purchaser or any Holder of Registrable Securities to be sold under such registration statement may reasonably request.

(d) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, to keep such registration or qualification in effect for the time period set forth in Section 2.6(a) hereof and take any other action that may be reasonably necessary or advisable to enable the Holders who are participating in such registration to sell Registrable Securities in such jurisdictions.

(e) Use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other United States state governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Holders who are participating in such registration to sell Registrable Securities as intended by such registration statement.

(f) In the event of the issuance of any stop order suspending the effectiveness of the registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction, the Company shall use its best efforts promptly to obtain the withdrawal of such order.

(g) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(h) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(i) Use its best efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

(j) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(k) Provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement.

(l) Cause all such Registrable Securities registered pursuant hereto to be listed on each securities exchange on which similar securities issued by the Company are then listed.

(m) A registration effected pursuant to Section 2.2 or 2.4 shall not be deemed to have been effected unless the registration statement filed with respect thereto in accordance with the Securities Act has become effective with the Commission and kept effective in accordance with the provisions of Section 2.6(a) above. Notwithstanding the foregoing, a registration statement will not be deemed to have become effective if (a) after it has become effective with the Commission, such registration is made subject to any stop order, injunction or other order or requirement of the Commission or other governmental agency or any court proceeding for any reason other than a misrepresentation or omission by any Holder, or (b) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied, other than solely by reason of some act or omission by any Holder.

2.7 Termination of Registration Rights. All registration rights granted under this Section 2 shall terminate and be of no further force and effect five years after the date of the Initial Offering. In addition, (a) a Holder’s registration rights shall expire if (1) such Holder receives an opinion of counsel, reasonably acceptable to such Holder that all Registrable Securities held by and issuable to such Holder (and its Affiliates, partners, former partners, members and former members) may be sold without registration under the Securities Act pursuant to Rule 144(k) under the Securities Act, or (2) a Change of Control occurs; and (b) a Holder shall have no right to request registration or inclusion of Registrable Securities in any registration pursuant to Section 2.1, 2.2 or 2.3 for so long as (1) such Holder (together with its Affiliates, partners and former partners) holds less than 1% of the Company outstanding Common Stock (treating all shares of convertible Preferred Stock on an as-converted basis), and (2) such Holder receives an opinion of counsel, reasonably acceptable to such Holder that all of the Registrable Securities held by or issuable to such Holder (and its Affiliates, partners, former partners, members and former members) may be sold during any 90 day period without registration under the Securities Act pursuant to Rule 144 under the Securities Act.

2.8 Delay of Registration; Furnishing Information.

(a) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

(b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2, 2.3 or 2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

(c) The Company shall have no obligation with respect to any registration requested pursuant to Section 2.2 or 2.4 if the minimum share threshold or the anticipated aggregate gross proceeds or offering price thresholds of the Registrable Securities to be included in the registration to initiate such registration as specified in Section 2.2 or 2.4, whichever is applicable, have not been met.

2.9 Indemnification. In the event any Registrable Securities are included in a registration statement under Section 2.2, 2.3 or 2.4:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”) by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will pay as incurred to each such Holder, partner, member, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, member, officer, director, underwriter or controlling person of such Holder.

(b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, members, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, member, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will pay as incurred any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, member, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.9 exceed the net proceeds from the offering received by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the: indemnifying party a written notice of the commencement thereof (provided that the failure to give such notice will not relieve the indemnifying party for any liability hereunder except to the extent the indemnifying party is prejudiced by the failure to give such notice), and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.

(d) If the indemnification provided for in this Section 2.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s), that resulted in such loss, claim, damage or liability. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

(e) The obligations of the Company and Holders under this Section 2.9 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

2.10 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities which (a) is an affiliated fund or a subsidiary, parent, general partner, limited partner, retired partner, member, former member or Affiliate of a Holder, (b) is a Holder’s family member or trust for the benefit of an individual Holder, or (c) acquires at least 50,000 shares (as adjusted for stock splits, reverse splits, combinations and the like) of the Registrable Securities held by such Holder on the date hereof; provided, however, (i) the transferor shall, within 10 days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be bound by and subject to all of the provisions of and restrictions set forth in this Agreement.

2.11 Intentionally omitted.

2.12 Limitations on Subsequent Registration Rights. Subject to Section 5.6(c), from and after the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 2.3 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders that are included or (b) to demand registration of their securities.

2.13 Lock-up Agreement. In connection with the Initial Offering, each Holder agrees not to effect directly or indirectly (except as part of such underwritten registration in accordance with the provisions hereof or pursuant to a transaction exempt from registration) any sale, distribution, short sale, loan or grant of options for the purchase of, or otherwise dispose of, any Registrable Securities or other securities of the Company for such period as such managing underwriter requests, such period in no event to commence earlier than seven days prior to, or to end more than 180 days after, the effective date of such registration (provided, however, that transfers to Permitted Transferees shall not be subject to the foregoing restrictions); provided that all officers and directors of the Company and holders of at least 1% of the Company’s capital stock enter into similar agreements. If requested by the managing underwriter, each Holder will enter into a lock-up agreement which shall be in customary form. Each Holder further agrees that the Company may instruct its transfer agent to place stop transfer notations in its records to enforce the provisions of this Section 2.13. The Company agrees that it will not, and will not authorize any underwriter to, release any officer, director or greater than 1% stockholder, in whole or in part, from their holdback obligations unless a proportionate amount of Registrable Securities held by each Investor is also released.

2.14 Other Agreements. Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall provide, within 10 days of such request, such information as may be reasonably required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 2.14 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future.

2.15 Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

(a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

(b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

(c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

SECTION 3. COVENANTS OF THE COMPANY

3.1 Financial Statements and Information. The Company covenants and agrees that, so long as Shares (including shares of Common Stock issuable upon conversion of the Shares) shall remain outstanding, the Company shall maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with generally accepted accounting practices (“GAAP”) (it being understood that monthly and quarterly financial statements are not required to have footnote disclosures). The Company shall deliver to the Investors each of the financial statements and other reports described below:

(a) Annual and Quarterly Financial Statements. As soon as practicable after the end of each fiscal year of the Company, and in any event within 90 days thereafter, the Company will furnish each Investor a balance sheet of the Company, as at the end of such fiscal year, and a statement of income and a statement of cash flows of the Company, for such year, all prepared in accordance with GAAP consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be accompanied by a report and opinion thereon by independent public accountants of national standing selected by the Company’s Board of Directors. As soon as practicable after the end of each fiscal quarter of the Company, and in any event within 45 days thereafter, the Company will furnish each Investor a balance sheet of the Company, as at the end of such fiscal quarter, and a statement of income and a statement of cash flows of the Company, for such quarter, all prepared in accordance with GAAP consistently applied, with the exception that such statements may not contain footnotes required by GAAP and year-end audit adjustments may not have been made.

(b) Budgets; Business Plans; Monthly Financial Statements. So long as an Investor (with its Affiliates) shall own not less than 1,000,000 shares of Registrable Securities (as adjusted for stock splits, combinations, reclassifications and other similar events) (a “Major Investor”), the Company will furnish each such Major Investor (i) at least 30 days prior to the beginning of each fiscal year an annual budget and operating plan for such fiscal year (and as soon as available, any subsequent revisions thereto) and (ii) as soon as practicable after the end of each month, and in any event within 30 days thereafter, a balance sheet of the Company as of the end of each such month and a statement of income for such month and for the current fiscal year to date, including a comparison to plan figures for such period, prepared in accordance with GAAP consistently applied, with the exception that such statements may not contain footnotes required by GAAP and year-end audit adjustments may not have been made.

3.2 Inspection Rights. Each Investor shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this Section 3.2 with respect to a competitor of the Company or with respect to information which the Board of Directors determines in good faith is confidential or attorney-client privileged and should not, therefore, be disclosed.

3.3 Books and Records. The Company shall keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and businesses of the Company in accordance with GAAP consistently applied to the Company.

3.4 Certain Transfers. The Company will take such actions as are reasonably requested to assist any Investor in effecting a distribution of its Registrable Securities and/or its related rights to its Affiliates, subject to compliance with applicable law.

3.5 Confidentiality of Records. All information obtained by an Investor and any representative of such Investor pursuant to Sections 3.1 and 3.2 shall be deemed proprietary and confidential to the Company and will not be disclosed by an Investor or such representative to any person or entity (other than to an Investor’s partners, members, stockholders and advisors pursuant to its regular disclosure policies) without the prior written consent of the Company. The confidentiality provisions above shall survive any termination of this Agreement. This restriction shall not apply to information that (i) is previously, or becomes, known to the public, except by breach of this Agreement by such Investor or other similar agreement by such Investor regarding confidential information, (ii) was in the Investor’s possession at the time of disclosure without obligation of confidentiality, (iii) was received by the Investor from a third party without similar restrictions and, to the knowledge of such Investor, without breach of any obligation of confidentiality owed to the disclosing party, (iv) was developed independently by the Investor without reference to the Company’s confidential information, or (v) that is disclosed pursuant to a governmental regulation or order, provided that prior to disclosure the disclosing party notifies the Company of such proposed disclosure to permit the Company to seek confidential treatment of such information.

3.6 Stock Vesting. Unless otherwise approved by the Board of Directors, all stock options and other stock equivalents issued after the date of this Agreement to employees, directors, consultants and other service providers shall be subject to vesting as follows: (a) 25% of such stock shall vest at the end of the first year following the earlier of the date of issuance or such person’s service commencement date with the Company, and (b) 75% of such stock shall vest over the remaining three years. With respect to any shares of stock purchased by any such person, the Company’s repurchase option shall provide that upon such person’s termination of employment or service with the Company, with or without cause, the Company or its assignee (to the extent permissible under applicable securities laws and other laws) shall have the option to purchase at cost any unvested shares of stock held by such person.

3.7 Maintenance of Necessary Authorized Shares. The Company shall at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance or delivery upon conversion of the Shares, the maximum number of shares of capital stock that may be issuable or deliverable upon such conversion or exercise in each case to the extent such securities are then convertible or exercisable.

3.8 Proprietary Information and Inventions Agreement. The Company shall require all officers, employees and consultants to execute and deliver a Proprietary Information and Inventions Agreement.

3.9 Directors’ Liability and Indemnification. The Company’s Certificate of Incorporation and Bylaws shall provide (a) for elimination of the liability of directors to the maximum extent permitted by law and (b) for indemnification of directors for acts on behalf of the Company to the maximum extent permitted by law (the “Indemnification Provisions”), and the Company covenants to keep in effect such Indemnification Provisions for so long as a representative of the Investors serves on the Company’s Board of Directors.

3.10 Assignment of Right of First Refusal. The Company covenants that it will require a right of first refusal or right of first offer on any transfers of the Company’s Common Stock pursuant to which the Company shall have the right to purchase such shares of Common Stock upon any Transfer (as defined under the Second Amended and Restated Right of First Refusal and Co-Sale Agreement by and between the Company, the Investors and certain other parties of even date herewith, but subject to the exceptions set forth therein) by any such holder of Common Stock, and the Company shall have the right to assign such right of first refusal or right of first offer to the Investors. In the event the Company elects not to exercise any right of first refusal or right of first offer the Company may have on a proposed Transfer of any of the Company’s outstanding capital stock pursuant to the Company’s charter documents, by contract or otherwise, the Company shall assign such right of first refusal or right of first offer to each Major Investor. In the event of such assignment, each Major Investor shall have a right to purchase its pro rata portion of the capital stock proposed to be Transferred. Each Major Investor’s pro rata portion shall be equal to the product obtained by multiplying (i) the aggregate number of shares proposed to be Transferred by (ii) a fraction, the numerator of which is the number of shares of Registrable Securities held by such Investor at the time of the proposed Transfer and the denominator of which is the total number of Registrable Securities owned by all Major Investors at the time of such proposed Transfer. In the event that the Major Investors have exercised their right to purchase some but not all of the capital stock proposed to be Transferred, each Major Investor who has fully exercised its right to purchase its pro rata portion of the capital stock proposed to be Transferred (a “Fully-Exercising Investor”) shall have an additional right to purchase that portion of the capital stock proposed to be Transferred for which the Major Investors were entitled to purchase but which were not purchased by the Major Investors that is equal to the proportion that the number of shares of Registrable Securities then held by such Fully-Exercising Investor bears to the total number of shares of Registrable Securities then held by all Fully-Exercising Investors who wish to purchase such shares. Each Major Investor may assign its rights under this Section 3.10 to an affiliated fund or a subsidiary, parent, general partner, limited partner, retired partner, member, former member or Affiliate of such Major Investor.

3.11 Director and Officer Insurance. The Company shall use its best efforts to obtain, and keep in effect so long as any representative(s) of the Investors serves on the Company’s Board of Directors, directors and officers liability insurance in an amount not less than $1,000,000 provided such coverage is available to the Company at commercially reasonable rates.

3.12 Termination of Covenants. All covenants of the Company contained in Section 3 of this Agreement (other than Section 3.5) shall expire and terminate as to each Investor upon the earlier of (i) the effective date of the registration statement pertaining to the Initial Offering or (ii) upon a Change of Control of the Company.

SECTION 4. RIGHTS OF FIRST REFUSAL

4.1 Subsequent Offerings. Each Major Investor shall have a right of first refusal to purchase up to its pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 4.6 hereof. Each Major Investor’s pro rata share is equal to the ratio of (a) the number of shares of the Company’s Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares) of which such Major Investor is deemed to be a holder immediately prior to the issuance of such Equity Securities to (b) the total number of shares of the Company’s Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares or upon the exercise of any outstanding warrants or options) outstanding immediately prior to the issuance of the Equity Securities. The term “Equity Securities” shall mean (i) any Common Stock, Preferred Stock or other security of the Company, (ii) any security convertible, with or without consideration, into the Common Stock, Preferred Stock or any other security (including any option to purchase such a convertible security) of the Company, (iii) any security carrying any warrant or right to subscribe to or purchase the Common Stock, Preferred Stock or any other security of the Company or (iv) any option, warrant or right to purchase the Common Stock, Preferred Stock or any other security of the Company.

4.2 Exercise of Rights. If the Company proposes to issue any Equity Securities, it shall give each Major Investor written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each Major Investor shall have 15 days from the giving of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased or stating its intention to purchase the maximum number of shares of Equity Securities to which it is entitled in connection with such issuance. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Major Investor who would cause the Company to be in violation of applicable federal or state securities laws by virtue of such offer or sale.

4.3 Issuance of Equity Securities to Other Persons. (a) If not all of the Major Investors elect to purchase their full pro rata share of the Equity Securities, then the Company shall promptly notify in writing the Major Investors who do so elect and shall offer such Major Investors the right to acquire such unsubscribed shares (pro rata, calculated as set forth in Section 4.1, except excluding the Equity Securities of Major Investors who have not fully exercised their rights hereunder). The Major Investors shall have 10 days after receipt of such notice to notify the Company of their election to purchase all or a portion of the unsubscribed shares. (b) If the Major Investors fail to exercise in full the rights of first refusal, the Company shall have 90 days thereafter to sell the Equity Securities in respect of which such Major Investors’ rights were not exercised, at a price and upon general terms and conditions materially no more favorable to the purchasers thereof than specified in the Company’s notice to the Major Investors pursuant to Section 4.2 hereof (the “Company Sale”). If the Company has not sold such Equity Securities within 90 days of the notice provided pursuant to Section 4.2, the Company shall not thereafter issue or sell any Equity Securities without first offering such securities to the Major Investors in the manner provided above.

4.4 Termination and Waiver of Rights of First Refusal. The rights of first refusal established by this Section 4 shall not apply to, and shall terminate with regard to, all Major Investors upon the earlier of (i) the effective date of the registration statement pertaining to the a Qualified IPO in which the Preferred Stock is converted into Common Stock and (ii) a Change of Control. In addition, the rights of first refusal established by this Section 4 shall terminate with regard to a particular Major Investor upon a failure by such Major Investor to exercise its right of first refusal in full pursuant to Section 4.2 with respect to Equity Securities offered by the Company in a particular offering, unless (a) such Investor is precluded from doing so by applicable law or regulation (including SBIC regulations) or (b) the Company fails to complete a Company Sale pursuant to Section 4.3(b) with respect to the Equity Securities offered by the Company in such particular offering.

4.5 Transfer of Rights of First Refusal. The rights of first refusal of each Major Investor under this Section 4 may be transferred to the same parties, subject to the same restrictions as any transfer of registration rights pursuant to Section 2.10.

4.6 Excluded Securities. The rights of first refusal established by this Section 4 shall have no application to any of the following Equity Securities:

(a) shares of Common Stock and/or options, warrants or other Common Stock purchase rights, issued before or after the date hereof to employees, officers or directors of, or consultants or advisors to, the Company or any subsidiary, pursuant to stock purchase or stock option plans or other incentive or compensatory arrangements that are approved by the Board of Directors;

(b) stock issued pursuant to any other options, warrants, rights or agreements outstanding as of the date of this Agreement; and stock issued pursuant to any such options, warrants, rights or agreements granted after the date of this Agreement; provided that the rights of first refusal established by this Section 4 applied with respect to the initial sale or grant by the Company of such rights or agreements (unless otherwise exempted under other subsections of this Section 4.6);

(c) any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination approved by the Board of Directors, including the representatives designated by the holders of the Shares;

(d) any Equity Securities issued without payment of additional consideration by the recipients in connection with any stock split, stock dividend or recapitalization by the Company;

(e) shares of Common Stock issued upon conversion of the Shares;

(f) any Equity Securities issued in connection with strategic transactions involving the Company and other entities, including (i) any equipment leasing or loan arrangement, or debt financing from a bank or similar financial or lending institution; (ii) joint ventures, manufacturing, marketing or distribution arrangements; or (iii) technology transfer or development arrangements; provided that such strategic transactions and the issuance of shares therein, has been approved by the Company’s Board of Directors, including the representatives designated by the holders of the Shares;

(g) any Equity Securities that are issued by the Company pursuant to a registration statement filed under the Securities Act; and

(h) any shares of Series C Preferred Stock sold pursuant to the Purchase Agreement.

SECTION 5. MISCELLANEOUS

5.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.

5.2 Survival. The representations, warranties, covenants, and agreements made herein shall have any investigation made by any Holder and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

5.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

5.4 Entire Agreement. This Agreement, the Exhibits and Schedules hereto, the Purchase Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein. This Agreement supersedes and replaces the Prior Agreement in its entirety.

5.5 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or enforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

5.6 Amendment and Waiver.

(a) Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company and the holders of at least 60% of the then Registrable Securities held by the Investors.

(b) Except as otherwise expressly provided, the obligations of the Company and the rights of the Holders under this Agreement may be waived only with the written consent of the holders of at least 60% of the then Registrable Securities held by the Investors.

(c) Notwithstanding the foregoing, this Agreement may be amended with only the written consent of the Company to include additional purchasers of Shares pursuant to the Purchase Agreement as “Investors,” “Holders” and parties hereto.

5.7 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any Holder’s part of any breach, default or noncompliance under this Agreement or any waiver on such Holder’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

5.8 Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be personally delivered or sent by facsimile machine (with a confirmation copy sent by one of the other methods authorized in this Section 5.8), commercial (including FedEx) or U.S. Postal Service overnight delivery service or deposited with the U.S. Postal Service mailed first class, registered or certified mail, postage prepaid, to the address of the recipient thereof set forth below:

If to the Company:

MobiTV, Inc.

6425 Christie Avenue

Fifth Floor

Emeryville, CA 94608

Attn: President

Tel: (510) 450-5000

Fax: (510) 450-5001

with a copy to:

Fenwick & West LLP

801 California Street

Mountain View, California 94041

Attn: Cynthia Hess

Tel: (650) 335-7238

Fax: (650) 938-5200

If to an Investor or a Common Holder, at its address is set forth hereto on Schedule A or B, respectively.

Notices shall be deemed given upon the earlier to occur of (i) receipt by the party to whom such notice is directed; (ii) if sent by facsimile machine, on the day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) such notice is sent if sent (as evidenced by the facsimile confirmed receipt) prior to 5:00 p.m. Eastern Time and, if sent after 5:00 p.m. Eastern Time, on the day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) after which such notice is sent; (iii) on the first business day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) following the day the same is deposited with the commercial carrier if sent by commercial overnight delivery service; or (iv) the fifth day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) following deposit thereof with the U.S. Postal Service as aforesaid. Each party, by notice duly given in accordance herewith, may specify a different address for the giving of any notice hereunder.

5.9 Attorneys’ Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

5.10 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

5.11 Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company shall issue additional shares of its Series C Preferred Stock pursuant to the Purchase Agreement, any purchaser of such shares of Series C Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an “Investor” hereunder.

5.12 Counterparts; Telecopy. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

5.13 Consent and Waiver of Prior Investors. The undersigned constitute Holders of a least 60% of the Registrable Securities outstanding pursuant to the Prior Agreement and, pursuant to Section 5.6 of the Prior Agreement, hereby consent to (i) the grant of registration rights contemplated herein, (ii) the waiver of the Rights of First Refusal as set forth in Section 4 of the Prior Agreement with respect to the issuance of shares of Series C Preferred Stock pursuant to the Purchase Agreement, (iii) the waiver of any notice requirements as set forth in the Prior Agreement with respect thereto and (iv) the amendment and replacement of the Prior Agreement by this Agreement. The parties hereto agree that the failure of a Prior Investor to purchase the full amount of Series C Preferred Stock that may have been available to it pursuant to Section 4 of the Prior Agreement or otherwise shall not of itself have the result of depriving such Prior Investor of any rights of first refusal with respect to future offerings that it may otherwise enjoy as a “Major Investor” hereunder.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY: MOBITV, INC.

By:	/s/ PHILLIP ALVELDA
Dr. Phillip Alvelda President

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS: OAK INVESTMENT PARTNERS XII, LIMITED PARTNERSHIIP
By:	Oak Associates XII, LLC, its General Partner

By:	/s/ BANDEL CARANO
Bandel Carano
Managing Member

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS: THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY (SEVF II)

By:	/s/ MARTINA POQUET
Name:	Martina Poquet
Title:	Director – Separate Investments

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS: REDPOINT VENTURES II, L.P., by its General Partner Redpoint Ventures II, LLC

By:	/s/ JEFFREY D. BRODY
Name:	Jeffrey D. Brody
Title:	Managing Director

REDPOINT ASSOCIATES II, LLC, as Nominee

By:	/s/ JEFFREY D. BRODY
Name:	Jeffrey D. Brody
Title:	Managing Director

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS: REDPOINT VENTURES I, L.P., by its General Partner, Redpoint Ventures I, LLC

By:	/s/ JEFFREY D. BRODY
Jeffrey D. Brody, Managing Director

REDPOINT ASSOCIATES I, LLC, by its manager

By:	/s/ JEFFREY D. BRODY
Jeffrey D. Brody, Managing Director

REDPOINT TECHNOLOGY PARTNERS Q-1, L.P., by its General Partner, Redpoint Ventures I, LLC

By:	/s/ JEFFREY D. BRODY
Jeffrey D. Brody, Managing Director

REDPOINT TECHNOLOGY PARTNERS A-1, L.P., by its General Partner, Redpoint Ventures I, LLC

By:	/s/ JEFFREY D. BRODY
Jeffrey D. Brody, Managing Director

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS: MENLO VENTURES IX, L.P.

By:	MV Management IX, L.L.C., Its General Partner

By:	/s/ JOHN W. JARVE
Name:	John W. Jarve
Title:	Managing Member

MENLO ENTREPRENEURS FUND IX, L.P.

By:	MV Management IX, L.L.C., Its General Partner

By:	/s/ JOHN W. JARVE
Name:	John W. Jarve
Title:	Managing Member

MENLO ENTREPRENEURS FUND IX(A), L.P.

By:	MV Management IX, L.L.C., Its General Partner

By:	/s/ JOHN W. JARVE
Name:	John W. Jarve
Title:	Managing Member

MMEF IX, L.P.

By:	MV Management IX, L.L.C., Its General Partner

By:	/s/ JOHN W. JARVE
Name:	John W. Jarve
Title:	Managing Member

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS: GEFUS STRATEGIC PARTNERS I, LLC

By:	Gefinor (USA) Inc., its Managing Member

By:	/s/ WILLIAM J. BECKETT
Name:	William J. Beckett
Title:	Senior Vice President

GEFUS SBIC, L.P.

By:	Gef Acquisition II LLC, its General Partner

By:	/s/ WILLIAM J. BECKETT
Name:	William J. Beckett
Title:	Administrative Member

GEFUS CAPITAL PARTNERS I, L.P.

By:	Gef Acquisition I, LLC, its General Partner

By:	Gefinor Ventures Management, Inc., its Managing Member

By:	/s/ WILLIAM J. BECKETT
Name:	William J. Beckett
Title:	CFO

INMAN VENTURES I, L.P.

By:	Gef Acquisition I, LLC, its General Partner

By:	Gefinor Ventures Management, Inc., its Managing Member

By:	/s/ WILLIAM J. BECKETT
Name:	William J. Beckett
Title:	CFO

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS: BOBBY R. INMAN

By:	/s/ BOBBY R. INMAN

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS: PHILLIP ALVELDA

By:	/s/ PHILLIP ALVELDA

ALVELDA ASSOCIATES, L.L.C.

By:	/s/ PHILLIP ALVELDA
Name:	Phillip Alvelda
Title:	Partner

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:
JARL MOHN

By:	/s/ JARL MOHN

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS: ADOBE SYSTEMS, INC.

By:	/s/ RANDY W. FURR

Name:	Randy W. Furr

Title:	Executive Vice President & Chief Financial Officer

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS: HEARST INTERACTIVE MEDIA, a division of Hearst Communications, Inc.

By:	/s/ KENNETH A. BRONFIN
Kenneth A. Bronfin President

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS: TRIPLEPOINT CAPITAL LLC

By:	/s/ SAJAL SRIVASTAVA

Name:	Sajal Srivastava

Title:	COO

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMMON HOLDERS: PHILLIP ALVELDA

By:	/s/ PHILLIP ALVELDA

PAUL SCANLAN

By:	/s/ PAUL SCANLAN

JEFF ANNISON

By:	/s/ JEFF ANNISON

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

AMENDMENT TO

SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

October 23, 2006

This Amendment to Second Amended and Restated Investor Rights Agreement (this “Amendment”) is made as the 23rd day of October, 2006 by and among MobiTV, Inc., a Delaware corporation (the “Company”), and the parties listed on the signature pages hereto (each hereinafter individually referred to as an “Investor” and collectively referred to as the “Investors”). Capitalized terms not herein defined shall have the meanings ascribed to them in the Rights Agreement (as defined below).

RECITALS

WHEREAS, the Company, the Investors and certain holders of the Company’s Common have entered into that certain Second Amended and Restated Investor Rights Agreement dated as of July 11, 2006 (the “Rights Agreement”).

WHEREAS, a “Major Investor” is defined under the Rights Agreement as an Investor (with its Affiliates) who owns not less than 1,000,000 shares of Registrable Securities (as adjusted for stock splits, combinations, reclassifications and other similar events).

WHEREAS, pursuant to Section 5.6(a) of the Rights Agreement, the Rights Agreement may be amended only with the written consent of the Company and the holders of at least 60% of the Registrable Securities then held by the Investors.

WHEREAS, in order to facilitate the sale and issuance of shares of Series C Preferred Stock to new investors, the Company and the Investors wish to amend the Rights Agreement to amend the definition of a “Major Investor” and to make certain other amendments to the Rights Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Amendment, the parties agree as follows:

1. Amendments.

1.1. Amendment to Definition of “Major Investor”. The first sentence of Section 3.1(b) of the Rights Agreement is hereby amended to replace the words “1,000,000 shares” with the words “750,000 shares”.

1.2. Amendment to Section 2.1(b). The second paragraph of Section 2.1(b) of the Rights Agreement is hereby amended to read in its entirety as follows:

“Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder which is (A) a partnership to its Affiliates, partners or former partners proportionate to partnership interests, (B) a limited liability company to its Affiliates, members or former members proportionate to their interests in the limited liability company, (C) a corporation to its Affiliates, or (D) to the Holder’s immediate family members or a trust for the benefit of an individual Holder; provided that in each case the transferee will be subject to the terms of this Agreement to the same extent as if it were an original Holder hereunder. For purposes of this Agreement, the transferees described in clauses (A), (B), (C) and (D) shall be referred to as “Permitted Transferees.””

2. Full Force and Effect. Except as expressly modified by this Amendment, the terms of the Rights Agreement shall remain in full force and effect.

3. Governing Law. This Amendment shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.

4. Counterparts; Telecopy. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. A facsimile, telecopy or other reproduction of this Amendment may be executed by one or more parties hereto, and an executed copy of this Amendment may be delivered by one or more parties hereto by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Amendment as well as any facsimile, telecopy or other reproduction hereof.

[SIGNATURE PAGES FOLLOW]

2

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

COMPANY: MOBITV, INC.

By:	/s/ PHILLIP ALVELDA
Phillip Alvelda, President

Address:

6425 Christie Avenue

Fifth Floor

Emeryville, CA 94608

[SIGNATURE PAGE TO THE AMENDMENT TO SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

INVESTORS: OAK INVESTMENT PARTNERS XII, LIMITED PARTNERSHIIP By: Oak Associates XII, LLC, its General Partner

By:	/s/ BANDEL CARANO
Bandel Carano Managing Member

[SIGNATURE PAGE TO THE AMENDMENT TO SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

INVESTORS: JARL MOHN

By:	/s/ JARL MOHN

[SIGNATURE PAGE TO THE AMENDMENT TO SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

INVESTORS: REDPOINT VENTURES II, L.P., by its General Partner Redpoint Ventures II, LLC

By:	/s/ JEFFREY D. BRODY
Name:	Jeffrey D. Brody
Title:	Managing Director

REDPOINT ASSOCIATES II, LLC, as Nominee

By:	/s/ JEFFREY D. BRODY
Name:	Jeffrey D. Brody
Title:	Managing Director

[SIGNATURE PAGE TO THE AMENDMENT TO SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

INVESTORS: MENLO VENTURES IX, L.P. By: MV Management IX, L.L.C., Its General Partner

By:	/s/ JOHN W. JARVE
Name:	John W. Jarve
Title:	Managing Member

MENLO ENTREPRENEURS FUND IX, L.P. By: MV Management IX, L.L.C., Its General Partner

By:	/s/ JOHN W. JARVE
Name:	John W. Jarve
Title:	Managing Member

MENLO ENTREPRENEURS FUND IX(A), L.P. By: MV Management IX, L.L.C., Its General Partner

By:	/s/ JOHN W. JARVE
Name:	John W. Jarve
Title:	Managing Member

MMEF IX, L.P. By: MV Management IX, L.L.C., Its General Partner

By:	/s/ JOHN W. JARVE
Name:	John W. Jarve
Title:	Managing Member

[SIGNATURE PAGE TO THE AMENDMENT TO SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

INVESTORS: GEFUS STRATEGIC PARTNERS I, LLC By: Gefinor (USA) Inc., its Managing Member

By:	/s/ WILLIAM J. BECKETT
Name:	William J. Beckett
Title:	Senior Vice President

GEFUS SBIC, L.P. By: Gef Acquisition II LLC, its General Partner

By:	/s/ WILLIAM J. BECKETT
Name:	William J. Beckett
Title:	Administrative Member

GEFUS CAPITAL PARTNERS I, L.P. By: Gef Acquisition I, LLC, its General Partner By: Gefinor Ventures Management, Inc., its Managing Member

By:	/s/ WILLIAM J. BECKETT
Name:	William J. Beckett
Title:	Administrative Member

[SIGNATURE PAGE TO THE AMENDMENT TO SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

INVESTORS: INMAN VENTURES I, L.P. By: Gef Acquisition I, LLC, its General Partner By: Gefinor Ventures Management, Inc., its Managing Member

By:	/s/ BOBBY R. INMAN
Name:	Bobby R. Inman
Title:	Investor

BOBBY R. INMAN

By:	/s/ BOBBY R. INMAN

[SIGNATURE PAGE TO THE AMENDMENT TO SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

COMMON HOLDERS: PHILLIP ALVELDA

By:	/s/ PHILLIP ALVELDA

[SIGNATURE PAGE TO THE AMENDMENT TO SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

COMMON HOLDERS: JEFF ANNISON

By:	/s/ JEFF ANNISON

[SIGNATURE PAGE TO THE AMENDMENT TO SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

COMMON HOLDERS: PAUL SCANLAN

By:	/s/ PAUL SCANLAN

[SIGNATURE PAGE TO THE AMENDMENT TO SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]